EXHIBIT 23.0



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Alexander & Alexander Services Inc. Registration Statement Nos. 2-98915 and 33-10440 on Form S-4; Registration Statement Nos. 33-5316 and 33-55081 on Form S-3; Registration Statement Nos. 2-68206, 33-16608, 33-60783, 33-60905, 33-16609, 33-25580, 33-58341 and 33-60054
on Form S-8; and Registration Statement Nos. 2-97056, 2-97057 and 2-97734 on Form S-14 of our reports dated February 14, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Alexander Services Inc. for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
BALTIMORE, MARYLAND
MARCH 29, 1996